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                                                                    EXHIBIT 99.3

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                                     PROXY



                          EDGE PETROLEUM CORPORATION
                              A TEXAS CORPORATION



              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY   , 1997


     The undersigned, having received the Joint Proxy and Consent Solicitation Statement/Prospectus dated January __, 1997 (the "Proxy Statement"), hereby appoints John E. Calaway, James D. Calaway and Richard S. Dale, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, as designated on the reverse side hereof, all shares of common stock which the undersigned is entitled to vote at the special meeting of shareholders of Edge Petroleum Corporation, a Texas corporation (the "Company"), or any adjournments or postponements thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

     The Board of Directors of the Company recommends a vote FOR the Combination Agreement.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMBINATION AGREEMENT.


                                                Edge Petroleum Corporation
                                                Texaco Heritage Plaza
                                                1111 Bagby, Suite 2100
                                                Houston, Texas 77002

             (continued and to be signed and dated on other side)

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 1.  Proposal to approve and adopt the Amended and Restated Combination
 Agreement dated as of January 13, 1997, by and among the Company; Edge Group II Limited Partnership, a Connecticut limited partnership ("Edge Group II"); Gulfedge Limited Partnership, a Texas limited partnership ("Gulfedge"); Edge Group Partnership, a Connecticut general partnership ("Edge Group"); Edge Petroleum Corporation, a Delaware corporation ("New Edge"); and Edge Mergeco, Inc., a Texas corporation ("Mergeco"); pursuant to which, among other things, Mergeco will merge with and into the Company (the "Merger"), the separate existence of Mergeco shall thereupon cease and the Company shall be the surviving corporation of such merger and a wholly owned subsidiary of New Edge; as a result of which each currently outstanding share of common stock of the Company would be converted into 22.307862 shares of common stock of New Edge, which would continue to conduct, directly or indirectly, the Company's oil and gas business. The Combination Agreement includes the Plan of Merger relating to the Merger and also provides for certain other transactions among New Edge and each of Edge Group II, Gulfedge and Edge Group, as described in the Proxy Statement.


                      FOR [ ]     WITHHELD [ ]     ABSTAIN [ ]

                  (PLEASE INDICATE "X" IN BLACK OR BLUE INK.)


 2. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the special meeting.


                            Change of Address and/or Comments Mark Here [ ]

                            Date:_________________________, 1997



                            __________________________________
                            (Signature of Shareholder)

                            (In signing as Attorney, Administrator,
                            Executor, Guardian, Trustee or
                            Corporate Officer, please add
                            your title as such.)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
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